UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 31, 2008

Oak Ridge Financial Services, Inc.

(Exact name of registrant specified in its charter)

North Carolina	000-52640	20-8550086
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2211 Oak Ridge Road, P.O. Box 2

Oak Ridge, North Carolina 27310

(Address of principal executive offices and Zip Code)

(336) 644-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Compensatory Arrangements of Certain Officers.

Employment Agreements. On December 31, 2008 Oak Ridge Financial Services, Inc. (“Oak Ridge”) and its wholly owned banking subsidiary Bank of Oak Ridge (the “Bank”) entered into new employment agreements with –

•	Ronald O. Black, President and Chief Executive Officer of Oak Ridge and the Bank,

•	L. William Vasaly III, Senior Vice President and Chief Credit Officer of the Bank, and

•	Thomas W. Wayne, Chief Financial Officer and Secretary of Oak Ridge and Senior Vice President and Chief Financial Officer of the Bank.

The principal reason for replacing the executives’ previous employment agreements was to ensure compliance with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “IRC”), including the final regulations issued by the Internal Revenue Service. IRC section 409A governs the deferral under nonqualified plans of compensation by a director, officer, or employee who has a legally binding right to compensation that is payable in a future year. IRC section 409A imposes requirements concerning deferral elections, payment events, and payment elections. The new employment agreements supersede these executives’ previous employment agreements, as amended, in their entirety.

The summary of the employment agreements described above is qualified in its entirety by reference to the form of agreements attached hereto as Exhibits 10(i) through 10(iii) and incorporated herein by reference. Reference is made to the copies included as Exhibits 10(i) through 10(iii) for the complete terms of the employment agreements.

Item 9.01(d)	Exhibits

Exhibit 10(i)	Employment Agreement with Ronald O. Black, dated as of December 31, 2008

Exhibit 10(ii)	Employment Agreement with L. William Vasaly III, dated as of December 31, 2008

Exhibit 10(iii)	Employment Agreement with Thomas W. Wayne, dated as of December 31, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oak Ridge Financial Services, Inc.
(Registrant)

Date: April 27, 2009	By:	/s/ Thomas W. Wayne
	Name:	Thomas W. Wayne
	Title:	Executive Vice President and Chief Financial Officer

Oak Ridge Financial Services, Inc.

Current Report on Form 8-K

Index of Exhibits

Exhibit No.	Description of Exhibit
Exhibit 10(i)	Employment Agreement with Ronald O. Black, dated as of December 31, 2008

Exhibit 10(ii)	Employment Agreement with L. William Vasaly III, dated as of December 31, 2008

Exhibit 10(iii)	Employment Agreement with Thomas W. Wayne, dated as of December 31, 2008